MSDW ASSET MANAGEMENT
Code of Ethics For Registered Investment Companies

I.	Introduction

This Code of Ethics (the "Code") applies to the
 registered investment companies (each, a
"Fund" and collectively, the "Funds") advised or managed by any affiliate of Morgan Stanley
Dean Witter & Co. (MSDW), except for any investment
 company (i) for which Van Kampen
Asset Management, Inc. acts as Investment Adviser or Investment Manager or (ii) that is sub-advised, but not advised by, an advisory affiliate of MSDW, in compliance with Rule 17j-1
promulgated by the Securities and Exchange
Commission ("SEC") under the Investment
Company Act of 1940, as amended (the "1940 Act").
  This Code covers all persons who are
"Access Persons" of the Funds, as that term is defined in Rule 17j-1. To the extent that any such individuals are subject to compliance with the Code of Ethics of the Funds' Investment
Adviser(s) or Investment Manager(s) (any such entity may be referred to as an "Investment
Adviser"), and/or Sub-Adviser(s), as applicable,
 whose Codes have also been established
pursuant to Rule 17j-1, compliance by such individuals
 with the provisions of the Code of the
applicable Investment Adviser shall constitute compliance with this Code. The Code will only be effective for a Fund upon its adoption by that Fund's Board of Directors or Trustees pursuant to Rule 17j-1.

II.	Personal Transactions

A. Reports of Transactions - Independent
Directors/Trustees

A director or trustee of a Fund who is not an "interested person" of the Fund within the meaning of section 2(a)(19) of the 1940 Act
("an Independent Director/Trustee") shall report quarterly to the Fund any personal transaction in a security if he or she knows or in the course of his/her duties as a Director/Trustee of the Fund, should have known that:  the Fund has
purchased or sold the same security, or the Fund's
 Investment Adviser considered purchasing or selling the same security, during the 15 day period immediately before or after the
Director/Trustee's transaction in the same security.

B. Reports of Transactions, Brokerage Accounts and
 Holdings - Access Persons Who
Are Not Independent Directors/Trustees

An Access Person who is not an Independent
Director/Trustee of a Fund shall report all non-exempt securities transactions and new brokerage accounts on a quarterly basis.

An Access Person who is not an Independent
Director/Trustee of a Fund shall provide annually: (i) a listing of holdings of all securities beneficially owned as of December 31 of the preceding year, except securities exempt from reporting under Section II(D)(2) hereof, listing the title of the security, number of shares held, and principal amount of the security, (ii) the name of any broker dealer or financial institution where an account was maintained, as of December 31 of the preceding year (a current listing will also be required upon the effectiveness of this Code) and
(iii) the date the Report is submitted by the Access Person. An Access Person who is not an
Independent Director/Trustee of a Fund must obtain
 approval from the Fund before directly or indirectly acquiring beneficial ownership in any securities in an initial public offering or in a limited offering. The information must be current as of a date not more than 30 days before the report is submitted. New Access Persons who are not Independent Directors/Trustees of a Fund will be required to provide a listing of all non-exempt securities holdings, with the information set forth above, as of the date of commencement of employment as well as a listing of all outside brokerage accounts no later than ten days after that person becomes an Access Person.

C. Reports of Transactions, Brokerage Accounts and Holdings - General

Any quarterly report required under Section II(A)
 or (B) above must be made within ten
days after the end of the calendar quarter in which
 the personal transaction occurred. The report may be made on the form provided by the applicable
 Fund's Investment Adviser or may consist of a broker statement that provides at least the same information.  In the event that the Investment
Adviser already maintains a record of the required information, an Access Person may satisfy this requirement by (i) confirming in writing
(which may include e-mail) the accuracy and completeness of the record and disclosing the beneficial ownership of securities (if any) not listed on the account statement and (ii) recording the date of the confirmation. Copies of the Investment Advisers' forms, which may be revised at any time, are attached.

The Compliance Group of a Fund's Investment Adviser
 will identify and advise all Access
Persons of the Fund, including the Independent
Directors/Trustees, subject to the reporting requirement under (A) or (B) above, of their reporting requirement. Each report required under
Section II(A) or (B) above will be submitted for review by the applicable Compliance Group of the
Investment Adviser.

D.	Definitions and Exemptions

(1)	Definitions

For purposes of this Code the term
"personal transaction" means the purchase or sale,
 or
other acquisition or disposition, of a security for
 the account of the individual making the transaction or for an account in which he or she has, or as a result of the transaction acquires, any direct or indirect beneficial ownership in a security.

The term "beneficial ownership" shall be interpreted
 with reference to the definition
contained in the provisions of Section 16 of the Securities Exchange Act of 1934, as amended. Generally, under Section 16, a person is regarded as having beneficial ownership
of securities held in the name of:

(a)	the individual; or

(b) a husband, wife or a minor child;
  or

(c) a relative sharing the same
 household; or

(d) other person if the Access
 Person:

(i) obtains benefits substantially equivalent to ownership of the securities; or

(ii) can obtain ownership of the securities immediately or at some future time.

The term "Access Person" is defined by Rule 17j-1
 under the
1940 Act as (i) any
director, officer, or general partner of a fund or
 of a fund's investment adviser, or any
employee of a fund or of a fund's investment adviser
 (or of any company in a Control
relationship to the Fund or investment adviser) who,
 in connection with his or her regular
functions or duties, participates in the selection
 of a fund's portfolio securities or who has access to information regarding a fund's future purchases or sales of portfolio securities;
or (ii) any director, officer, or general partner of a principal underwriter who in the ordinary course of business, makes, participates in or obtains information regarding, the purchase or sale of securities for the fund for which the principal underwriter acts, or whose functions or duties in the ordinary course of business relate to the making of any recommendation to the fund regarding the purchase or sale of securities.

(2)	Exemptions

No report is required for a personal transaction in any of the following securities:

(i)	U.S. Government Securities;
(ii)	Bank Certificates of Deposit;
(iii)	Bankers' Acceptances;
(iv)	Commercial Paper;
(v)	U.S. Government Agency Securities;
(vi) High Quality Short-Term Instruments
(including repurchase
agreements); and
(vi) Open-end registered investment companies
(mutual funds).

Also, no report is required with respect to (i)
 any account over which the access person has no influence or control.

III.	Code Violations

Any officer of a Fund who discovers a violation or apparent violation of this Code by an Access Person shall bring the matter to the attention of the Chief Executive Officer or General
Counsel of the Fund who shall then report the matter to the Board of Directors or the Board of Trustees, as the case may be, of the Fund. The Board shall determine whether a violation has
occurred and, if it so finds, may impose such sanctions, if any, as it considers appropriate.

IV.	Administration of Code of Ethics

No less frequently than annually the Board of Directors
 or the Board of Trustees of each
of the Funds shall be provided with a written report by
 each of the Funds and the applicable
Investment Advisers (and, if applicable, the Sub-Adviser(s)), that describes any new issues arising under the Code, including information on material violations of the Code of Ethics or procedures and sanctions imposed, and certifies that each Fund and the Investment Advisers
(and, if applicable, the Sub-Adviser(s)) have adopted
 procedures reasonably necessary to prevent
Access Persons from violating the Code of Ethics.





GEORGE/CODETHICS-MSDW Funds